Exhibit 32.1


                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
     (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


         I, William B. Yarmuth, Chief Executive Officer of Almost Family, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

         (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    August 14, 2006                    By  /s/ William B. Yarmuth
         ------------------                   -------------------------
                                                    William B. Yarmuth
                                                    Chairman of the Board,
                                                    President & Chief
                                                    Executive Officer




A signed copy of this original statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.